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                                     [LOGO]
                                                               JAMES L. SEDGWICK
                                                                       President
                                                                    205-325-4305
                                                                Fax 205-325-2720

UNITED INVESTORS LIFE     2001 Third Avenue South (35233) Post Office Box 10207,
                          Birmingham, Alabama 35202-0207


                                March 31, 1997


     The Board of Directors
     United Investors Life Insurance Company
     2001 Third Avenue, South
     Birmingham, Alabama  35233

     Gentlemen:

          With reference to the Registration Statement on Form N-4 as amended, filed by United Investors Life Insurance Company and RetireMAP Variable Account with the Securities and Exchange Commission covering flexible premium deferred variable annuity policies, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

          1. United Investors Life Insurance Company is duly organized and validly existing under the laws of the State of Missouri and has been duly authorized to issue individual flexible premium deferred variable annuity policies by the Division of Insurance of the State of Missouri.

          2. The RetireMAP Variable Account is a duly authorized and existing separate account established pursuant to the provisions of Section 376.309, of the Revised Statutes of Missouri.

          3. The flexible premium deferred variable annuity policies, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of United Investors Life Insurance Company.

          I hereby consent to the filing of this opinion as an Exhibit to said N-4 Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information.

                                             Very truly yours,


                                             /s/ James L. Sedgwick
                                             James L. Sedgwick

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